SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 29, 2008

SINO-GLOBAL SHIPPING
AMERICA, LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36-09 Main Street
Suite 9C-2
Flushing, NY 11354
(Address of principal executive offices and zip code)

(718) 888-1814
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 29, 2008, the Registrant issued a press release announcing the appointment of Mr. Dong Xun Yi as Chief Operating Officer, effective October 1, 2008.

Mr. Dong has over 27 years of experience in the shipping industry, including 22 years with Penavico Yantai, where he ultimately served as deputy general manager. Mr. Dong graduated from the Yantai Water-Transport Technology School in 1981 with a major in port machines. A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 8.01 OTHER EVENTS.

On September 29, 2008, the Registrant issued a press release providing a discussion of its financial results for the fiscal year ended June 30, 2008. A copy of the press release is attached as Exhibit 99.2 hereto.

On September 29, 2008, the Registrant issued a press release announcing the establishment of a new wholly-owned operating subsidiary, Sino-Global Shipping (HK) Limited and the establishment of a branch in Zhoushan, Jiangsu province, China. Sino-Global Shipping (HK) Limited will be the Registrant’s control and management center for southern Chinese ports. A copy of the press release is attached as Exhibit 99.3 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.
	99.1	Press release, dated September 29, 2008, announcing the appointment of Mr. Dong Xun Yi as Chief Operating Officer
	99.2	Press release, dated September 29, 2008, providing full year financial results for the fiscal year ended June 30, 2008
	99.3	Press release, dated September 29, 2008, announcing the establishment of Sino-Global Shipping (HK) Limited and a new branch in Zhoushan, Jiangsu province, China

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Cao Lei
Cao Lei Chief Executive Officer
Date: October 1, 2008

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release, dated September 29, 2008, announcing the appointment of Mr. Dong Xun Yi as Chief Operating Officer
99.2	Press release, dated September 29, 2008, providing full year financial results for the fiscal year ended June 30, 2008
99.3	Press release, dated September 29, 2008, announcing the establishment of Sino-Global Shipping (HK) Limited and a new branch in Zhoushan, Jiangsu province, China